Exhibit 99.1

At the Company
Donna Kush	Dave Pleiss
Managing Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE REPORTS 25 PERCENT EARNINGS INCREASE FROM SAME
QUARTER LAST YEAR

Company’s Year-to-Date Earnings Increase 163%

OMAHA, Neb., July 20, 2004 — Ameritrade Holding Corporation (Nasdaq: AMTD) reported its third best quarter in the Company’s history for the quarter ended June 25, 2004.

Third Quarter Highlights

•	Net income of $62 million, or $0.15 per share

•	Pre-tax income of $102 million, or 46 percent of net revenues

•	Operating margin(1) of $129 million, or 59 percent

•	EBITDA(1) of $108 million, or 49 percent

•	Net revenues of $220 million

•	Average client trades per day of approximately 164,000

•	Client assets of approximately $72 billion, including $13 billion of client cash and money market funds

•	Liquid assets(1) of $104 million; cash and cash equivalents of $130 million

•	100,000 new accounts at an average cost per account of $272; 38,000 closed accounts

•	1,720,000 Qualified Accounts(2)

•	Average client margin balances of approximately $3.6 billion. On June 25, 2004, client margin balances of approximately $3.4 billion.

(1) See attached reconciliation of financial measures.

“We achieved our third best quarter in Ameritrade history by delivering a 25 percent increase in our earnings during a period when client activity rates were down six percent. This success can be directly attributed to the scalability of our platform and Ameritrade’s operating leverage,” said Joe Moglia, chief executive officer. “Overall, our year-to-date results are impressive, with a 163% increase in earnings.”

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Stock Repurchased

During the quarter, Ameritrade utilized $116 million to repurchase approximately 9.6 million shares of its stock. Since the stock buy-back program was initiated, through June 25, 2004, the Company has invested about $379 million in repurchasing over 39.2 million shares of stock at a weighted average price of $9.67 per share. This is over 9 percent of the Company’s outstanding shares at the time the program was initiated in September 2002.

Outlook Update

Ameritrade has reaffirmed its current projections for the fourth quarter of fiscal year 2004 and updated the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 29-year history of providing investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(3) a subsidiary of Ameritrade Holding Corporation, was recently recognized as a J.D. Power and Associates Certified Call Center, the first in the financial services industry. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results.

These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(2) See Glossary of Terms on the Company’s web site at www.amtd.com for a definition of “Qualified Accounts”.

(3) Ameritrade, Inc., member NASD/SIPC

###

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 25, 2004	June 27, 2003	June 25, 2004	June 27, 2003
Revenues:
Commissions and clearing fees	$136,231	$129,019	$457,635	$337,899
Interest revenue	64,562	43,265	180,433	122,765
Other	21,891	21,221	63,112	71,455

Total revenues	222,684	193,505	701,180	532,119
Client interest expense	2,692	4,994	7,884	15,447

Net revenues	219,992	188,511	693,296	516,672

Expenses:
Employee compensation and benefits	40,384	39,167	118,588	134,618
Clearing and execution costs	8,260	8,660	24,155	26,720
Communications	10,936	11,087	31,382	34,135
Occupancy and equipment costs	10,720	12,285	32,080	44,506
Depreciation and amortization	5,897	8,267	17,458	24,621
Professional services	8,957	7,599	24,053	28,325
Interest on borrowings	565	1,306	1,959	3,612
(Gain)/loss on disposal of property	(199)	(17)	(575)	(5,134)
Other	5,254	1,214	16,607	8,795
Advertising	27,197	16,527	80,414	75,554
Restructuring and asset impairment charges	0	612	0	5,659

Total expenses	117,971	106,707	346,121	381,411

Pre-tax income	102,021	81,804	347,175	135,261
Provision for income taxes	39,763	31,933	132,023	53,732

Net income	$62,258	$49,871	$215,152	$81,529

Basic earnings per share	$0.15	$0.12	$0.51	$0.19
Diluted earnings per share	$0.15	$0.12	$0.50	$0.19
Weighted average shares outstanding — basic	415,252	424,695	420,599	427,454
Weighted average shares outstanding — diluted	424,002	430,495	430,386	430,735

Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 25, 2004	Sept. 26, 2003
Assets:
Cash and cash equivalents	$129,756	$248,623
Segregated cash and investments	7,690,780	7,878,421
Broker/dealer receivables	2,926,533	2,921,732
Client receivables	3,373,808	2,202,170
Goodwill and intangible assets	1,020,226	973,050
Other	163,589	180,272

Total assets	$15,304,692	$14,404,268

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$3,711,835	$3,142,435
Client payables	10,072,347	9,611,243
Prepaid variable forward derivative instrument	36,551	46,668
Prepaid variable forward contract obligation	37,394	36,194
Convertible subordinated notes	—	46,295
Other	259,113	285,659

Total liabilities	14,117,240	13,168,494
Stockholders’ equity	1,187,452	1,235,774

Total liabilities and stockholders’ equity	$15,304,692	$14,404,268

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended
	June 25, 2004	June 27, 2003
Trading activity metrics:
Average client trades per day	163,906	154,294
Average client trades per account (annualized)	11.8	12.4
Activity rate	4.7%	5.0%
Total trades (in millions)	10.2	9.7
Trading days	62.0	63.0
Average commissions and clearing fees per trade	$13.41	$13.27
Account metrics:
Total accounts (ending)	3,487,000	3,130,000
Qualified accounts (ending)	1,720,000	1,465,000
Client assets (in billions)	$71.5	$48.0
Net interest revenue metrics:
Segregated cash:
Average balance (in billions)	$7.5	$7.1
Average annualized yield	1.00%	1.19%
Client margin balances:
Average balance (in billions)	$3.6	$1.6
Average annualized yield	4.86%	5.05%
Client credit balances:
Average balance (in billions)	$9.1	$7.5
Average annualized cost	0.12%	0.26%

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Nine Months Ended
	June 25, 2004		June 27, 2003		June 25, 2004		June 27, 2003
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$129,019	58.6%	$98,926	52.5%	$427,014	61.6%	$211,340	40.9%
Less:
Advertising	(27,197)	-12.4%	(16,527)	-8.8%	(80,414)	-11.6%	(75,554)	-14.6%
Gain/(loss) on disposal of property	199	0.1%	17	0.0%	575	0.1%	5,134	1.0%
Restructuring and asset impairment charges	0	0.0%	(612)	-0.3%	0	0.0%	(5,659)	-1.1%

Pre-tax income	$102,021	46.4%	$81,804	43.4%	$347,175	50.1%	$135,261	26.2%

EBITDA (2)
EBITDA	$108,483	49.3%	$91,377	48.5%	$366,592	52.9%	$163,494	31.6%
Less:
Depreciation and amortization	(5,897)	-2.7%	(8,267)	-4.4%	(17,458)	-2.5%	(24,621)	-4.8%
Interest on borrowings	(565)	-0.3%	(1,306)	-0.7%	(1,959)	-0.3%	(3,612)	-0.7%

Pre-tax income	$102,021	46.4%	$81,804	43.4%	$347,175	50.1%	$135,261	26.2%

	As of
	June 25,	Mar. 26,	Dec. 31,	Sept. 26,	June 27,
	2004	2004	2003	2003	2003
Liquid Assets (3)
Liquid assets	$104,463	$195,995	$231,699	$335,294	$259,764
Plus: Broker-dealer cash and cash equivalents	94,706	151,407	152,964	55,634	84,210
Less:
Excess broker-dealer regulatory net capital	(69,413)	(146,381)	(121,791)	(142,305)	(114,415)

Cash and cash equivalents	$129,756	$201,021	$262,872	$248,623	$229,559

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com